                                                                  Exhibit 99.a.6


                     Revised Earnings per Share Computation
                           Year Ended August 31, 1996
                                   (Unaudited)


                                                              Year Ended August 31, 1996
                                                                                             Per Share
                                                                Income          Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic and Diluted EPS                                           (Thousands, except per share amounts)
       Income available for common stock                           $ 52,408          54,272       $ 0.97
=========================================================================================================

 The effect of dilutive options in fiscal 1996 is insignificant and Topic D-95 is not applicable as there was no participating preferred stock outstanding during fiscal 1996.